UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2020, Turning Point Therapeutics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 20, 2020, the record date for the Annual Meeting, 35,925,150 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

The Company’s stockholders elected the three persons listed below as Class I directors, each to hold office for three-year terms until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The final voting results were as follows:

Name of Director Elected	Votes For	Votes Withheld	Broker Non-Votes
Athena Countouriotis, M.D.	25,058,307	4,000,337	3,700,167
Patrick Machado	19,158,139	9,900,505	3,700,167
Garry Nicholson	27,605,275	1,453,369	3,700,167

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,052,812	316,653	1,389,346	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: June 17, 2020	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel